UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2018

Monmouth Real Estate Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, Suite 3-D
3499 Route 9 North
Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9996

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On October 4, 2018, Monmouth Real Estate Investment Corporation (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp., J.P Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to the issuance and sale of 8,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the grant by the Company to the Underwriters of a 30-day option to purchase up to 1,200,000 additional shares of Common Stock, at a public offering price of $15.00 per share, less an underwriting discount of $0.60 per share. The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities.

The offering was made pursuant to a shelf registration statement automatically effective upon filing with the Securities and Exchange Commission on August 2, 2018 (Registration No. 333-226511), a base prospectus, dated August 2, 2018, included as part of the registration statement, and a prospectus supplement, dated October 4, 2018, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

On October 8, 2018, the Underwriters exercised their option to purchase additional shares of Common Stock in full. Upon the closing of the option, which is expected to be on October 11, 2018 and is subject to customary closing conditions, the Company expects to have issued a total of 9,200,000 shares of Common Stock pursuant to the Underwriting Agreement for total net proceeds after estimated offering expenses of $132.4 million.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Underwriting Agreement.

We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Common Stock issued and sold in the offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 4, 2018, among Monmouth Real Estate Investment Corporation and BMO Capital Markets Corp., J.P Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named on Schedule I thereto.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated:	October 9, 2018	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer